Exhibit 99.1 - Press Release
                                                                  March 26, 2004



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[LOGO - WILLIAMS SCOTSMAN]


                              FOR IMMEDIATE RELEASE


March 26, 2004

Joe Vecchiolla
Vice President, Marketing and
Corporate Communications
Williams Scotsman, Inc.
Direct: (410) 931.6066

                  WILLIAMS SCOTSMAN ACQUIRES GE MODULAR SPACE'S
         FLEET OF SINGLE-WIDE AND DOUBLE-WIDE CALIFORNIA DSA CLASSROOMS

BALTIMORE, MD - Williams Scotsman has purchased GE Modular Space's fleet of California single-wide and double-wide "Division of State Architects" (DSA) classrooms. GE Modular Space, a unit of GE Equipment Services, will continue to serve the California education market with a focus on larger complex structures.

Most of the DSA classroom units acquired by Williams Scotsman, nearly 3,800, are under lease to K-12 public schools throughout Northern, Central and Southern California. The addition of these units to Williams Scotsman's existing relocatable classroom fleet will further establish the company's position as one of the largest lease classroom providers in California and the United States.

"FOR MANY YEARS, WE HAVE BEEN COMMITTED TO ASSISTING CALIFORNIA'S EDUCATORS WITH OVERCROWDING BY PROVIDING FAST, SAFE AND AFFORDABLE RELOCATABLE CLASSROOMS. WE'RE VERY PLEASED THIS ACQUISITION WILL ALLOW US TO INTRODUCE MANY NEW SCHOOLS TO OUR DEDICATED FAMILY OF EMPLOYEES AND OUR COMMITMENT TO QUALITY CUSTOMER SERVICE."

                                            Bob Hansen - Williams Scotsman, Vice
                                                 President - Western Region

"THE ACQUISITION OF GE'S CALIFORNIA SINGLE-WIDE AND DOUBLE-WIDE DSA FLEET OFFERS SIGNIFICANT STRATEGIC BENEFITS TO WILLIAMS SCOTSMAN, ENHANCING OUR VALUE TO OUR STOCK HOLDERS AND INVESTORS."

                                            Gerard Holthaus - Williams Scotsman,
                                                   Chairman, President and
                                                   Chief Executive Officer

Williams Scotsman, Inc. is North America's leading provider of mobile and modular space, servicing more than 24,000 customers in the United States and throughout North America. With over 90 locations and a fleet of 94,000 mobile offices, modular classrooms and storage units, Williams Scotsman is widely recognized for its quality customer service with numerous awards and distinctions. For information, visit the company's website at www.willscot.com or call 410.931.6066 or via email at Joe.Vecchiolla@Willscot.com